Exhibit 4(z)

PCCW Mandatory Convertible Note First
Supplemental Deed
Details


Interpretation - definitions are at the end of the General terms

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Parties                Telstra, PCCW and PCCH
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Telstra                Name                 Telstra Corporation Limited

                       ABN                  33 051 775 556

                       Incorporated in      Commonwealth of Australia

                       Address 242 Exhibition Street, Melbourne, Victoria, Australia

                       Fax                  +61 3 9639 1940

                       Attention            Corporate Treasurer
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PCCW                   Name                 PCCW Limited

                       Incorporated in      Hong Kong

                       Address              39th Floor, PCCW Tower,
                                            TaiKoo Place, 979 King's Road,
                                            Quarry Bay, Hong Kong

                       Fax                  +852 2962 5725

                       Attention            Company Secretary
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PCCH                   Name                 Pacific Century Cable Holdings
                                            Limited

                       Incorporated in      Bermuda

                       Address Clarendon House, 2 Church Street, Hamilton HM11, Bermuda

                       Fax                  +852 2962 5725

                       Attention            Company Secretary
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Process Agent for      Name                 Telstra Corporation Limited
Telstra
                       Address              44 Paul Street, London, EC2A 4LB,
                                            England, United Kingdom
-------------------------------------------------------------------------------


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Process Agent for      Name                 Simmlaw Services Limited
PCCW and PCCH
                       Address              City Point, 1 Ropemaker Street,
                                            London, EC2Y 9SS, England,
                                            United Kingdom
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Business Day           Hong Kong, New York City and Sydney
places
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Governing law          England
-------------------------------------------------------------------------------
Date of deed           15 April 2003


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PCCW Mandatory Convertible Note
First Supplemental Deed
General terms

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1    Consideration, effect and termination

1.1  Consideration

     This deed is entered into in consideration of the parties incurring obligations and giving rights under this deed and for other valuable consideration.

1.2  Effect

     This deed has effect immediately on being executed by Telstra, PCCW and PCCH. To the extent of any inconsistency between this deed and the Amended Note or the Equitable Mortgage, this deed prevails.

1.3  Termination

     If the Date of Amendment does not occur on or before 31 May 2003, this deed will terminate and have no further force and effect and the Note, the Letter Agreements, the Equitable Mortgage and the Security Trust Deed will continue in full force and effect as if this deed had never existed.

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2    Partial redemption of the Note

2.1  Partial redemption of the Note

     Notwithstanding the terms and conditions of the Note, PCCW and Telstra, as the Noteholder (as defined in the Note), agree, on the Date of Amendment (or such other date selected by PCCW and Telstra), that PCCW will redeem US$143,000,000 of the Principal Amount of the Note at par against delivery to PCCW of the original certificate in respect of the Note by Telstra.

2.2  Payment direction

     Telstra directs PCCW to pay the Redemption Amount in same day funds to Reach Global Services Limited or as Reach Global Services Limited (with Telstra's prior written agreement) directs.

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3    Amendment and restatement of the Note

3.1  Amended and restated Note

     Immediately following the partial redemption of the Note under clause 2 ("Partial redemption of the Note"), Telstra and PCCW agree that the Note is amended and restated as set out in the schedule to this deed.


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3.2  PCCW to issue new certificate

     On the Date of Amendment (or such other date selected by PCCW and Telstra), PCCW agrees to issue to Telstra a certificate in respect of the Amended Note (substantially in the form set out in the schedule subject only to the specification of certain dates) and make entries in the Register to reflect that Telstra is the holder of the Amended Note in the principal amount of US$54,377,474.94.

3.3  References in documents etc.

     The parties agree that, on and from the Date of Amendment:

     (a) references in the Equitable Mortgage to "Note" are references to the "Amended Note";

     (b) references in the Security Trust Deed to "Convertible Bond" are references to the "Amended Note"; and

     (c) the Note, the Equitable Mortgage and the Security Trust Deed continue in full force and effect as amended by this deed.

3.4  Letter Agreements superseded

     The parties agree that with effect from the Date of Amendment the Letter Agreements will be superseded by this deed and have no further effect.

3.5  Conversion Event Notice

     Telstra agrees that, on and from the Date of Amendment, it may not deliver a Conversion Event Notice in respect of any Conversion Event of the kind specified in paragraph (A) or (B) of Condition 6.2 of the Note which occurred on or before the Date of Amendment.

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4    Representations and warranties

4.1  PCCW warranties

     PCCW represents and warrants to Telstra that:

     (a) neither the Amended Note, the issue of Conversion Shares in respect of the Amended Note nor the Equitable Mortgage will contravene or is or will be rendered wholly or partially ineffective by any obligation or encumbrance by which PCCW or any of its related entities is bound or to which any of their assets are subject including pursuant to the terms of any convertible bonds or other debt instruments issued by them;

     (b) PCCW is entitled to enter into this deed without the approval in general meeting of PCCW's shareholders;

     (c) this deed, the partial redemption of the Note and amendment and restatement of the Note have been duly authorised by PCCW


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     (d)  this deed has been duly authorised by PCCH;

     (e)  the Amended Note will constitute:

          (i) valid legally binding and enforceable obligations of PCCW except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors rights generally; and

          (ii) direct and unsecured obligations of PCCW (subject only to the rights of Telstra Group Noteholders under the Equitable Mortgage) and any indebtedness owing in relation to the Amended Note will rank equally with all unsubordinated obligations of PCCW;

     (f) the Equitable Mortgage will constitute valid legally binding and enforceable obligations of PCCW and PCCH respectively except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors rights generally; and

     (g) all consents, approvals and authorisations (if any) of any court, government department or other regulatory body, and other person, bond trustee, bank and financial institution required in relation to the Amended Note by PCCW and the execution and performance of the Equitable Mortgage by PCCW and PCCH have been obtained and are in full force and effect.

4.2  Telstra warranty

     Telstra represents and warrants to PCCW that this deed has been duly authorised by Telstra and will constitute valid legally binding and enforceable obligations of Telstra except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors rights generally.

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5    Confidentiality

5.1  Announcements or releases

     A party may not make press or other announcements or releases relating to this deed and the transactions the subject of this deed without the approval of the other party as to the form and manner of the announcement or release unless and to the extent that the announcement or release is required to be made by the party by law or by a stock exchange.

5.2  No disclosure of terms of this deed

     Except as otherwise agreed or duly required by law or any regulatory authority, no party will disclose the terms of this deed to any person other than its employees, accountants, auditors, financial advisers or legal advisers


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     on a confidential basis. This clause will survive termination (for whatever reason) of this deed.

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6    Notices

6.1  Form

     Unless expressly stated otherwise in this deed, all notices, certificates, consents, approvals, waivers and other communications in connection with this deed must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

6.2  Delivery

     They must be:

     (a)  left at the address set out or referred to in the Details;

     (b) sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details;

     (c)  sent by fax to the fax number set out or referred to in the Details;
          or

     (d)  given in any other way permitted by law.

     However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

6.3  When effective

     They take effect from the time they are received unless a later time is specified.

6.4  Receipt - post

     If sent by post, they are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia, Hong Kong or England).

6.5  Receipt - fax

     If sent by fax, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

6.6  Receipt - general

     Despite clauses 6.4 ("Receipt - post") and 6.5 ("Receipt - fax"), if they are received after 5.00pm in the place of receipt or on a non-Business Day, they are to be taken to be received at 9.00am on the next Business Day.


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7    Assignment

     A party may not assign or otherwise deal with its rights under this deed or allow any interest in them to arise or be varied in each case, without each of the other parties' consent.

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8    Entire agreement

     From the Date of Amendment and subject to the provisions of clause 1.3 ("Termination"), this deed constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

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9    No representations or warranties

     Each party acknowledges that in entering into this deed it has not relied on any representations or warranties about its subject matter except as expressly provided by the written terms of this deed.

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10   General

10.1 Discretion in exercising rights

     A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this deed expressly states otherwise.

10.2 Partial exercising of rights

     If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

10.3 No liability for loss

     A party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy under this deed.

10.4 Approvals and consents

     By giving its approval or consent a party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

10.5 Conflict of interest

     The parties' rights and remedies under this deed may be exercised even if this involves a conflict of duty or a party has a personal interest in their exercise.

10.6 Remedies cumulative

     The rights and remedies provided in this deed are in addition to other rights and remedies given by law independently of this deed.


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10.7 Rights and obligations are unaffected

     Rights given to the parties under this deed and the parties' liabilities under it are not affected by anything which might otherwise affect them by law.

10.8 Variation and waiver

     A provision of this deed or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

10.9 Further steps

     Each party agrees, at its own expense, to do anything the other party reasonably asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):

     (a) to bind the party and any other person intended to be bound under this deed; and

     (b)  to show whether the party is complying with this deed.

10.10 Prompt performance

     Subject to clause 10.11 ("Time of the essence"), if this deed specifies when the party agrees to perform an obligation, the party agrees to perform it by the time specified. Each party agrees to perform all other obligations promptly.

10.11 Time of the essence

     Time is of the essence in this deed in respect of any obligations to pay money.

10.12 Certificates

     One party may give another party a certificate about an amount payable or other matter in connection with this deed. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

10.13 Construction

     No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this deed or any part of it.

10.14 Costs

     The parties agree to pay their own legal and other costs and expenses in connection with the preparation, execution and completion of this deed and other related documentation except for stamp duty.

10.15 Inconsistent law

     To the extent permitted by law, this deed prevails to the extent it is inconsistent with any law.


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10.16 Supervening legislation

     Any present or future legislation which operates to vary the obligations of a party in connection with this deed with the result that another party's rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

10.17 Counterparts

     This deed may consist of a number of copies, each signed by one or more parties to the deed. If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed will be the date of the deed.

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11   Governing law

11.1 Governing law

     This deed is governed by the law in force in the place specified in the Details.

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11.2 Jurisdiction

     Each party submits to the non-exclusive jurisdiction of the courts of the place specified in the Details and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

11.3 Serving documents

     Without preventing any other method of service, any document in an action may be served on a party by being delivered or left at that party's address in the Details or with its Process Agent.

11.4 Appointment of Process Agent

     Each party irrevocably appoints its Process Agent as its process agent to receive any document in an action in connection with this deed.

     If for any reason a Process Agent ceases to be able to act as process agent, the relevant party must promptly appoint another person in the place specified for Governing law in the Details as process agent.

     Each party agrees that the service of documents on its Process Agent or any other person appointed under this clause will be sufficient service on it.


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12   Interpretation

12.1 Note definitions

     Terms which are defined in the Note (before the Date of Amendment) or the Amended Note (after the Date of Amendment) have the same meaning in this deed unless the contrary intention appears.

12.2 Definitions

     These meanings apply unless the contrary intention appears:

     Amended Note means the Note amended and restated as set out in the schedule to this deed.

     Authorised Officer means a person appointed by a party to act as an Authorised Officer for the purposes of this deed.

     Business Day means a day other than a Saturday, Sunday or public holiday on which banks are open for business in the places set out in the Details under "Business Day places".

     Date of Amendment has the same meaning as in the Amendment and Restatement Agreement entered, or to be entered, into between Reach Finance Limited, Reach Ltd., Reach Networks Hong Kong Limited, Reach Networks Australia Pty Limited, Reach Global Networks Limited, Reach Global Services Limited and JPMorgan Chase Bank.

     Details means the section of this deed headed "Details".

     Equitable Mortgage means the Equitable Mortgage of Shares dated 7 February 2001 between PCCH, PCCW and Telstra as amended by the Equitable Mortgage Amendment Deed dated 28 June 2002 between those parties.

     Government Agency means any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

     Letter Agreements means the letter agreements in relation to the Note dated 7 October 2002 and 19 March 2003 between Telstra and PCCW.

     Note means the US$190,000,000 5% Mandatory Convertible Note due 2005 issued by PCCW on 28 June 2002.

     Process Agent means the Process Agent specified in the Details for the relevant party.

     Redemption Amount means the amount payable to Telstra by PCCW under clause
     2.1 ("Partial redemption of the Note").

     Security Trust Deed means the Security Trust Deed dated 15 January 2001 made by Telstra as amended by the Supplemental Security Trust Deed dated 28 June 2002.


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12.3 References to certain general terms

     Unless the contrary intention appears, a reference in this deed to:

     (a) (variations or replacement) a document (including this deed) includes any variation or replacement of it;

     (b) (clauses, annexures and schedules) a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this deed;

     (c) (reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

     (d) (law) law means common law, principles of equity, and laws made by parliament (and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

     (e) (singular includes plural) the singular includes the plural and vice versa;

     (f) (person) the word "person" includes an individual, a firm, a body corporate, a partnership, a joint venture, an unincorporated body or association, or any Government Agency;

     (g) (executors, administrators, successors) a particular person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

     (h) (two or more persons) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

     (i) (jointly and severally) an agreement, representation or warranty by two or more persons binds them jointly and each of them individually;

     (j) (reference to a group of persons) a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

     (k) (dollars) United States dollars, dollars, USD, US$ or $ is a reference to the lawful currency of the United States of America;

     (l) (calculation of time) if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

     (m) (reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

     (n) (meaning not limited) the words "include", "including", "for example" or "such as" are not used as, nor are they to be interpreted


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          as, words of limitation, and, when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

     (o) (next day) if an act under this deed to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day;

     (p) (next Business Day) if an event under this deed must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day;

     (q)  (time of day) time is a reference to Hong Kong time; and

     (r) (reference to anything) anything (including any amount) is a reference to the whole and each part of it.

12.4 Headings

     Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this deed.



EXECUTED as a deed


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


PCCW Mandatory Convertible Note First
Supplemental Deed
Schedule - Amended and restated Note (clause 3.1)



                                  PCCW LIMITED
               (Incorporated in Hong Kong with limited liability)

      US$54,377,474.94 5% MANDATORY CONVERTIBLE NOTE DUE 2005 (the "Note")

Date: 28 June 2002                                             Serial Number: 1

Issued pursuant to the Memorandum and Articles of Association of PCCW Limited (formerly known as Pacific Century CyberWorks Limited) (the "Company") and resolutions of its Board of Directors passed on 27 June 2002 and of the Executive Committee of its Board of Directors passed on 8 April 2003.

This Note is amended and restated with effect from [o] 2003 in accordance with Condition 16 hereof pursuant to a First Supplemental Deed entered into between the Company, Pacific Century Cable Holdings Limited and the Noteholder (as defined in the terms and conditions endorsed on this Note (the "Conditions")) dated [o] April 2003.

The Company hereby certifies that Telstra Corporation Limited (ABN 33 051 775
556) of 242 Exhibition Street, Melbourne, Victoria, Australia is the duly registered holder of this Note which is issued with the benefit of and subject to the Conditions. The Company undertakes to the Noteholder to observe and perform its obligations under the Note. On the Maturity Date (as defined in the Conditions), the Note shall, subject to the Conditions, be redeemed by conversion into the Conversion Shares (as defined in the Conditions) of the Company.

IN WITNESS whereof this Note has been executed by the Company and is intended to be and is hereby delivered on the date appearing above and shall take effect as a deed poll for the benefit of the Noteholder.

THE COMMON SEAL of the             )
Company was hereto affixed by      )
                                   )
in the presence of:                )
                                   )
..................................  )  ......................................
Signature                          )  Director
                                   )
..................................  )  ......................................
Name and Address                   )  Director/Secretary

This Note is transferable only to the extent permitted by Condition 2 of the Conditions. This Note must be delivered to the Secretary of the Company for cancellation and reissue of an appropriate certificate in the event of any such transfer.


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


TERMS AND CONDITIONS OF THE NOTE
--------------------------------

The Noteholder (as defined below) is entitled to the benefit of, and is bound by, and is deemed to have notice of, the terms and conditions set out below. This Note shall be held subject to and with the benefit of such terms and conditions. In this Note, words and expressions shall have the meanings attributed to them below unless the context otherwise requires:-

"Accretion Date"                 30 June, 30 September, 30 December and 31
                                 March in each year from 30 September 2002 to the Maturity Date (both dates inclusive), or, if any such date is not a Business Day, the next following day thereafter which is a Business Day;

"Accretion Period"               each successive period beginning on an
                                 Accretion Date (or, in the case of the first
                                 Accretion Period, the Issue Date) and ending on the next succeeding Accretion Date (or, in the case of the last Accretion Period, the Maturity Date);

"Amendment and
Restatement Agreement"           the amendment and restatement agreement dated
                                 [ ] April 2003 between Reach Finance Limited as borrower, Reach Ltd., Reach Networks Hong
                                 Kong Limited, Reach Networks Australia Pty
                                 Limited, Reach Global Networks Limited and
                                 Reach Global Services Limited as guarantors and JPMorgan Chase Bank as facility agent and security trustee;

"Auditors"                       the auditors for the time being of the Company
                                 or if they are unable or unwilling to carry out any action requested of them under these Conditions, such other firm of reputable international accountants as may be nominated by the Company for the purpose;

"Alternative Stock
Exchange"                        the stock exchange (other than the Stock
                                 Exchange) of at least similar international standing to the Stock Exchange on which the Shares, if not then listed on the Stock
                                 Exchange, are listed;

"Business Day"                   a day (excluding Saturday) on which banks in
                                 Hong Kong, New York City and Sydney are open for business;

"Certificate"                    the certificate in or substantially in the
                                 form to which these Conditions are endorsed and issued in the name of the Noteholder and includes any replacement certificates issued pursuant to these Conditions;

"Companies Ordinance"            the Companies Ordinance, Chapter 32 of the
                                 Laws of Hong Kong;


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"Conditions"                     the terms and conditions attached to or
                                 endorsed on this Note, and "Condition" refers to the relevant numbered paragraph of these Conditions;

"Conversion Date"                has the meaning ascribed thereto in Condition
                                 6.1;

"Conversion Event"               has the meaning ascribed thereto in Condition
                                 6.2;

"Conversion Event Notice"        means a notice from the Noteholder to the
                                 Company in accordance with Condition 15
                                 following the occurrence of a Conversion Event and specifying the relevant Conversion Event in reasonable detail, the form of which is set out in Schedule 4 to these Conditions;

"Conversion Notice"              the written notice given by the Noteholder to
                                 the Company in connection with the conversion of this Note pursuant to Condition 7.1, the form of which is set out in Schedule 1 to these Conditions;

"Conversion Shares"              the Shares to be issued by the Company under
                                 this Note (whether on the Conversion Date or Maturity Date);

"Deposit Date"                   has the meaning ascribed thereto in Condition
                                 7.2(B);

"Event of Default"               has the meaning ascribed thereto in Condition
                                 11;

"Expiry Date"                    has the meaning ascribed to it in Condition 7.4

"Hong Kong"                      the Hong Kong Special Administrative Region of
                                 the People's Republic of China;

"Hong Kong dollars",
"Hong Kong cents"
and "HK$"                        the lawful currency of Hong Kong;

"Initial Noteholder"             Telstra Corporation Limited of 242 Exhibition
                                 Street, Melbourne, Victoria, Australia;

"Interest Amount"                has the meaning ascribed thereto in Condition
                                 3.2;

"Issue Date"                     means the date first above appearing on page 1
                                 hereof;

"Listed Shares"                  means Shares which are listed for trading on
                                 the Stock Exchange (or the Alternative Stock
                                 Exchange);

"Maturity Date"                  means 30 June 2005;

"Note" this mandatory convertible Note in the principal amount of US$54,377,474.94;

"Noteholder"                     the person in whose name this Note is
                                 registered in the Register of this Note
                                 (including the Initial Noteholder);
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"Principal Amount"               the amount in US$ equal to the outstanding
                                 principal amount of this Note from time to time (excluding any unpaid interest accrued thereon but not added to such principal amount in accordance with Condition 3.2, and any other sums due but unpaid thereon);

"Principal Subsidiary"           means at any time any Subsidiary of the
                                 Company:

                                 (a)     whose profits, or (in the case of a
                                         Subsidiary which has subsidiaries)
                                         consolidated profits, before taxation
                                         and extraordinary items as shown by
                                         its latest audited profit and loss
                                         account exceed 10% of the consolidated
                                         profits before taxation and
                                         extraordinary items of the Company and
                                         its Subsidiaries as shown by the
                                         latest published audited consolidated
                                         profit and loss account of the Company
                                         and its Subsidiaries; or

                                 (b) whose total assets or (in the case of a Subsidiary which has subsidiaries) total consolidated assets as shown by its latest audited balance sheet are at least 10% of the total consolidated assets of the Company and its Subsidiaries as shown by the then latest published audited consolidated balance sheet of the Company and its Subsidiaries; or

                                 (c)     to which is transferred the whole or
                                         substantially the whole of the assets
                                         and undertaking of a Subsidiary of the
                                         Company which immediately prior to
                                         such transfer is a Principal
                                         Subsidiary, provided that, in such a
                                         case, the Subsidiary so transferring
                                         its assets and undertaking shall
                                         thereupon cease to be a Principal
                                         Subsidiary.

                                 A report by the Auditors that, in their
                                 opinion, a Subsidiary is or is not or was or was not at any particular time a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties concerned. References to the latest published audited profit and loss account and balance sheet of a Subsidiary which has subsidiaries shall be construed as references to the latest published audited consolidated profit and loss account and consolidated balance sheet of such Subsidiary and its subsidiaries (which are prepared in accordance with generally accepted accounting principles in the relevant country of incorporation), if such are required to be produced, or if no such profit and loss account or balance sheet are produced, to a pro forma profit and loss account or balance sheet, prepared for the purpose of such report.


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                                 References to accounting terms include (where
                                 appropriate) reference to other accounting terms in respect of like items, as determined by the Auditors;

"Proceedings"                    means any legal action or proceedings arising
                                 out of or in connection with this Note;

"Reach Facility Agreement"       means the amended and restated syndicated term
                                 loan facility agreement (in the form set out in schedule 4 to the Amendment and Restatement
                                 Agreement, as amended from time to time) relating to borrowings of US$1,200,000,000 by Reach Finance Limited, a special purpose finance entity of Reach Ltd., and each of every facility agreement or financing arrangement entered into for the purpose of refinancing all or a significant part of such syndicated term loan facility;

"Redemption Amount"              the amount in US$ payable by the Company upon
                                 the redemption of this Note, being the sum of the Principal Amount outstanding at the relevant Redemption Date plus any unpaid interest accrued thereon but not added to such Principal Amount in accordance with Condition
                                 3.2 and including any sums due but unpaid thereon;

"Redemption Date"                any date (including the Conversion Date) on
                                 which this Note falls due for redemption in accordance with these Conditions;

"Register"                       means the register maintained by the Company
                                 in respect of this Note;

"Shareholder"                    a person in whose name a Share is registered
                                 from time to time;

"Shares" the ordinary shares of HK$0.25 each in the share capital of the Company existing on the date hereof and all other (if any) stock or shares from time to time and for the time being ranking pari passu therewith and all other (if any) stock or shares or other securities (however described) resulting from any sub-division, consolidation or re-classification thereof;

"Stock Exchange"                 The Stock Exchange of Hong Kong Limited;

"Subsidiary"                     any subsidiary of the Company, HKTC (as
                                 defined in Condition 6.2(A)) or, the case may be, the Initial Noteholder and for this purpose "subsidiary" has the meaning ascribed thereto (in the case of the Company and HKTC) in the Companies Ordinance and (in the case of the Initial Noteholder) in the Corporations
                                 Act 2001 of Australia;


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"Telstra Group"                  means the Initial Noteholder and all of its
                                 Subsidiaries which are included (in their capacity as such) from time to time in the audited consolidated accounts of the Initial Noteholder;

"Telstra Group Noteholder"       means the Initial Noteholder and any member of
                                 the Telstra Group to which this Note has been transferred pursuant to Condition 2.3(B);

"Trading Day"                    means a day on which the Stock Exchange (or
                                 any Alternative Stock exchange, as the case may be) is open for business;

"Transfer Form"                  has the meaning ascribed thereto in Condition
                                 2.4(A);

"United States dollars",
"US dollars" and "US$"           the lawful currency of the United States of
                                 America; and

"Volume Weighted
Average Price"                   means for the purpose of Condition 6.3 in
                                 respect of a Listed Share, the volume weighted average of the price of all transactions concluded by automatic order matching under the Automatic Order Matching and Execution
                                 System of the Stock Exchange (or the
                                 equivalent system of the Alternative Stock
                                 Exchange, as the case may be) for Listed
                                 Shares, for the most recent twenty Trading
                                 Days prior to the Conversion Date or the Maturity Date, as the case may be, being transactions reported by and details of which are available from the Stock Exchange (or the Alternative Stock Exchange); provided that if at any time during the said twenty Trading
                                 Days the Listed Shares shall have been quoted ex-dividend and during some other part of that period, the Listed Shares shall have been quoted cum-dividend then:

                                 (a)     if the Listed Shares to be issued or
                                         purchased do not rank for the dividend
                                         in question, the quotations on the
                                         dates on which the Listed Shares shall
                                         have been quoted cum-dividend shall
                                         for the purpose of this definition be
                                         deemed to be the amount thereof
                                         reduced by an amount equal to the
                                         amount of that dividend per Listed
                                         Share; and

                                 (b)     if the Listed Shares to be issued or
                                         purchased rank for the dividend in
                                         question, the quotations on the dates
                                         on which the Listed Shares shall have
                                         been quoted ex-dividend shall for the
                                         purpose of this definition be deemed
                                         to be the amount thereof increased by
                                         an amount equal to the amount for that
                                         dividend per Listed Share,


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                                 and provided further that if the Listed Shares
                                 on each of the said twenty Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Listed Shares to be issued or purchased do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Listed Share;

                                 The Company shall determine the Volume
                                 Weighted Average Price in its sole discretion acting in good faith and in a reasonable manner, and in the event that the Noteholder disputes such determination the Company and the Noteholder shall jointly appoint an independent investment bank with its headquarters located in London, acting as expert, to determine the Volume Weighted Average Price and a certificate or report of such bank shall in the absence of manifest, error be conclusive and binding on the Company and the Noteholder.

                                 Notwithstanding anything contained herein the Volume Weighted Price shall in no circumstances be less than the par value of the Shares.

The expressions "Company" and "Noteholder" shall, where the context permits, include their respective successors and permitted assigns and any persons deriving title under them.

In this Note, unless the context requires otherwise:

(A)  words importing the singular include the plural and vice versa;

(B) words importing a gender or the neuter include both genders and the neuter;

(C) references to this Note or any other document shall be construed as references to this Note or such document as the same may be amended or supplemented from time to time;

(D) references to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such re-enactment;

(E) references to costs, charges, remuneration or other similar expressions shall include value added tax or similar tax charged in respect thereof;

(F) references to a paragraph, sub-paragraph or Schedule shall be construed as references to a paragraph or sub-paragraph of or a Schedule to these Conditions;

(G) references to any transfer of this Note by any Telstra Group Noteholder (including, without limitation, any restrictions thereon) shall be construed


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     so as to include references to any transfer of any legal or beneficial interest of such Telstra Group Noteholder in this Note and references to any Telstra Group Noteholder remaining a Noteholder shall be construed as references to such Telstra Group Noteholder retaining all legal and beneficial interests in this Note; and

(H) references to any action, remedy or method or judicial proceedings for the enforcement of rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method or judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto.

Condition headings are inserted for reference only and shall be ignored in construing these Conditions.

1    FORM AND STATUS

1.1 The principal amount of this Note shall be US$54,377,474.94. This Note is represented by the Certificate without interest coupons attached. The Noteholder will be entitled to one Certificate for the Principal Amount of this Note registered in its name. The Certificate shall bear a serial number and shall be executed by the Company.

1.2 This Note constitutes direct unconditional, unsubordinated and unsecured obligations of the Company. The payment obligations of the Company under the Note shall, save for such exceptions as may be provided by mandatory provision of applicable law, at all times rank at least equally with all of its other present and future unsecured and unsubordinated obligations.

1.3 The Noteholder may not exercise or claim any right of set-off in respect of any amount owed to it by the Company arising under or in connection with this Note.

2    TRANSFER

2.1 Subject to the conditions, approvals, requirements and any other provisions of or under (i) the Stock Exchange (or, as the case may be, any Alternative Stock Exchange) or their rules and regulations and (ii) all applicable laws and regulations, this Note may be assigned or transferred if, and only if, the assignment or transfer is in accordance with the provisions of this Condition 2.

2.2 Any transfer of this Note shall be in respect of the whole (and not part only) of the Principal Amount of this Note from time to time. Title to the Note passes only by registration in the Register. The Noteholder will (except as otherwise required by law) be treated as the absolute owner of this Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of this Note) and no person will be liable for so treating the Noteholder.


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2.3
     (a) Subject to sub-paragraph (B) below, a Telstra Group Noteholder may only transfer this Note in accordance with this Condition 2 if such Telstra Group Noteholder shall have given written notice (the "Transfer Notice") to the Company in accordance with Condition 15 (which notice shall be irrevocable) stating its intention to transfer this Note and the date of the proposed transfer which shall be a date falling not less than twenty Business Days after the date of the Transfer Notice (the "Transfer Date").

     (b)
          (i) A Telstra Group Noteholder may at any time transfer the whole (but not part only) of this Note (i) within the Telstra Group without the consent of the Company or (ii) to any party outside the Telstra Group with the prior written consent of the Company (acting in its absolute discretion), all in accordance with this Condition 2. Where any Telstra Group Noteholder ceases to be a member of the Telstra Group after the date on which it becomes a Noteholder hereunder, such Telstra Group Noteholder undertakes to the Company (in the case of the Initial Noteholder, by its subscription for this Note and, in the case of any subsequent Telstra Group Noteholder, by its execution of the Transfer Form) that it shall procure that, on or prior to the date on which it ceases to be a member of the Telstra Group, all of its legal and beneficial interest in this Note shall be transferred to a company which is at the relevant date a member of the Telstra Group (unless the Company otherwise consents, in its absolute discretion, to such Noteholder not effecting such transfer).

          (ii) Notwithstanding any provision in these Conditions, no purported transfer of this Note shall be permitted nor shall be effective if the result of such purported transfer is that this Note is or is considered by the Company to be capable of being quoted, listed, dealt in or traded on any stock exchange, over-the-counter market or other centrally organised or regulated securities market.

2.4 In relation to any transfer of this Note permitted under or pursuant to this Condition 2:

     (a) this Note may only be transferred by execution of a form of transfer in the form set out in Schedule 2 to these Conditions (the "Transfer Form") under the hand of the transferor and the transferee (or their duly authorised representatives) or, where either the transferor or transferee is a corporation, under its common seal (if any) and under the hand of one of its officers duly authorised in writing or otherwise executed by a duly authorised officer thereof. By its execution of the Transfer Form, the transferee will be deemed to have given the undertakings, acknowledgement, representations, warranties and confirmations specified in these Conditions as a Noteholder and,


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          if relevant, as a Telstra Group Noteholder and shall be bound by the
          Conditions accordingly; and

     (b) the Certificate must be delivered to the Company for cancellation accompanied by (i) a duly completed and executed Transfer Form; (ii) in the case of the execution of the Transfer Form on behalf of a corporation by its officers, evidence of the authority of that person or those persons to do so; and (iii) such other evidence as the Company may reasonably require (including, without limitation, as to capacity) as to due execution of the Transfer Form by or on behalf of the Noteholder, in each case in form and substance reasonably satisfactory to the Company.

2.5 The Company shall as soon as possible but in any event within ten Business Days of receipt of all the documents specified in Condition 2.4(B), cancel the existing Certificate and issue a new Certificate under the seal of the Company in favour of the transferee. Such new Certificate shall be made available for collection at the registered office of the Company or, if so requested, be posted by uninsured mail at the risk of the holder entitled to this Note to the address specified in the Transfer Form as soon as possible but in any event within ten Business Days after receipt of the said documents.

2.6 All reasonable legal and other costs and expenses which may be properly incurred by the Company in connection with any transfer or assignment of this Note or any request therefor shall be borne by the transferring Noteholder.

3    Interest

3.1 This Note shall bear interest on its Principal Amount from and including the Issue Date to but excluding the Conversion Date or the Maturity Date, as the case may be, (except as provided in Condition 3.3) at the rate of 5% per annum.

3.2 Interest shall accrue on the Principal Amount of this Note from and including the Issue Date to but excluding the first Accretion Date and thereafter, from and including one Accretion Date to but excluding the next following Accretion Date. Interest shall be calculated in respect of the Principal Amount outstanding as at the last day of the relevant Accretion Period (or as at the relevant Redemption Date in respect of any portion thereof due to be redeemed on a date which is not an Accretion Date in accordance with these Conditions) and on the basis of the actual number of days elapsed in the relevant Accretion Period (or the number of days elapsed from the last preceding Accretion Date to (but excluding) the Conversion Date or Redemption Date, as the case may be) divided by 360.

     Each such interest amount (an "Interest Amount") is payable to the Noteholder in arrear on the relevant Accretion Date, but (for valuable consideration, the receipt of which is hereby acknowledged by the Initial Noteholder and will, by its execution of the Transfer Form, be acknowledged by any subsequent Noteholder) the Noteholder irrevocably directs that the interest which is payable on each Accretion Date is to be capitalised and added to the Principal Amount of this Note so as to become part of the


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     Principal Amount of this Note, and accordingly shall itself accrue interest in respect of each succeeding Accretion Period thereafter.

     The Interest Amount in respect of the Accretion Period ending in June 2003 only shall be calculated in accordance with this Condition 3 provided that:

     (a) for the period from and including 31 March to but excluding [amendment date] 2003 the Principal Amount shall be deemed to be US$197,377,474.94; and

     (b) for the period from and including [amendment date] 2003 to but excluding the Accretion Date falling in June 2003 the Principal Amount shall be US$54,377,474.94.

3.3 This Note will cease to bear interest on the earlier of (i) the date on which this Note has been repaid or redeemed in full in accordance with these Conditions; (ii) the date from which claims on this Note have been prescribed pursuant to Condition 11; and (iii) with respect to the conversion of the Redemption Amount of this Note in accordance with Conditions 6 and 7 on the Conversion Date or, as the case may be, the Maturity Date.

     In the event that all of the Conversion Shares cannot be delivered pursuant to Condition 7, interest shall continue to accrue only in respect of that part of the Principal Amount of the Note which has not been redeemed by conversion pursuant to Conditions 6 and 7, from the Conversion Date or the Maturity Date to the earlier of the date on which such part of the Principal Amount is repaid or redeemed in full in accordance with these Conditions and the Expiry Date.

3.4 Notwithstanding the foregoing, if this Note is due for redemption or repayment and upon due presentation, payment of all or any part of the Redemption Amount is withheld or refused or default is otherwise made in respect of such payment, interest will continue to accrue on the amount outstanding at the relevant rate as specified in Condition 3.1 plus 1% per annum (both after as well as before any judgment) up to but excluding the date on which payment is made in full of the Redemption Amount.

4    Payments

4.1
     (a) Subject to Condition 4.3, all payments by the Company hereunder shall be made on the due date therefor in same day funds free and clear of any withholding or deduction for any present or future taxes, imposts, levies, duties, assessments or other governmental charges imposed or levied in Hong Kong or by any authority or any political subdivision thereof having power to tax. In the event that the Company is required to make any such deduction or withholding from any amount paid hereunder, the Company shall pay to the Noteholder such additional amount ("additional amount") as shall be necessary so that the Noteholder receives a net amount equal to the full amount which it would have received if such withholding or deduction had not been made. When making payments to the


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          Noteholder, fractions of one cent will be rounded down to the nearest cent.

     (b) Notwithstanding the foregoing, the obligation of the Company to pay such additional amount shall not apply with respect to (i) any taxes imposed on the overall net income of the Noteholder arising from the carrying on of business or trade in Hong Kong, or (ii) any estate, inheritance, gift, sales, transfer or personal property tax or any similar taxes, duties, assessments or other governmental charges, or
          (iii) any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on this Note.

     (c) In the event that any additional amount actually paid with respect to this Note are based on rates of deduction or withholding in excess of the appropriate rate applicable to the Noteholder, and, as a result thereof, the Noteholder is entitled to make a claim for a refund or credit of such excess, then the Noteholder shall, by accepting this Note, be deemed to have agreed to make all reasonable efforts to submit any such claim for a refund or credit of such excess and to pay the amount recovered (or other benefit received) in respect thereof to the Company forthwith after receipt. The Noteholder shall give reasonable assistance to the Company to maximize the recovery of any additional amount paid by the Company under Condition 4.1(A) but without any liability on the part of the Noteholder to incur any additional obligations (whether for tax or otherwise) in order to provide such assistance.

     (d) References in these Conditions to principal and interest shall be deemed also to refer to any additional amount which may be payable in respect thereof under this Condition.

4.2
     (a) All payments by the Company shall be made in US dollars (other than any Equivalent Amount payable pursuant to Condition 6.5) by the opening of business in the relevant place of payment on the due date by remittance by wire transfer in immediately available funds to such bank account as the Noteholder may notify the Company in writing from time to time in accordance with Condition 15 (such notice to be given not less than five Business Days prior to the due date for the relevant payment) provided that the Noteholder shall be responsible for (and the Company shall make no additional payment in respect of) any loss of interest paid in respect of this Note due to it giving inaccurate or late remittance instructions.

     (b) The Company shall deliver (or procure there to be delivered) to the Noteholder in accordance with Condition 15 at least one Business Day prior to the due date for payment hereunder a copy of the irrevocable instructions issued to its bankers responsible for remitting the relevant sums due hereunder to the Noteholder directing such remittance to be made to the Noteholder's accounts notified to the Company in accordance with Condition 4.2(A) provided that no


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          delay in or non-compliance with the Company's delivery obligations under this Condition 4.2(B) shall constitute or give rise to any default or any breach of the Company's obligations under this Note.

4.3 If the due date for payment of any amount in respect of this Note is not a Business Day, the Noteholder shall be entitled to payment on the next following Business Day but shall not be entitled to be paid any interest or other amount in respect of any such delay.

5    MATURITY

     Except to the extent (if any) that this Note has been previously redeemed or converted or purchased and cancelled under the terms of these Conditions, this Note shall be redeemed in full on the Maturity Date by the conversion of the Redemption Amount into the relevant number of Conversion Shares subject to and in accordance with Condition 6. This Note may not be repaid or otherwise redeemed or transferred or converted other than in accordance with these Conditions.

6    Conversion

6.1 On the thirtieth day (such date being the "Conversion Date") after the date of the delivery of the Conversion Event Notice, this Note shall be redeemed in full by the conversion of the Redemption Amount into the relevant number of Conversion Shares subject to and in accordance with Condition 6.

6.2  Each of the following shall constitute a Conversion Event:

     (a) if at any time the Company shall cease to own 50.1 per cent. of the issued voting capital of PCCW-HKT Telephone Limited ("HKTC") (other than as a result of a consolidation, amalgamation or merger in which substantially all of the assets of HKTC continue to be owned or controlled by the Company or by a company or companies at least 50.1 per cent. of the issued share capital of which is or are controlled by the Company); or

     (b) HKTC and its Subsidiaries cease to carry on as their principal business, the business of providing fixed line telecommunication services in Hong Kong; or

     (c) the appointment of a liquidator or other insolvency administrator to Reach Ltd. or Reach Finance Limited; or

     (d) a resolution is passed or an order of a court of competent jurisdiction is made that Reach Ltd. or Reach Finance Limited be wound up or dissolved otherwise than (i) for the purposes or pursuant to and followed by a consolidation or amalgamation with a merger into Reach Ltd. or any of its subsidiaries or reconstruction or reorganisation of Reach Ltd. or Reach Finance Limited; or (ii) for the purposes of or pursuant to and followed by a consolidation, amalgamation, merger, reconstruction or reorganisation (other than as described in (i) above) the terms of which shall have previously been


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          approved in writing by the Noteholder, which approval shall not be unreasonably withheld or delayed; or

     (e) the Facility Agent (as defined in the Reach Facility Agreement) declares that an amount equal to the Total Amount Owing (as defined in the Reach Facility Agreement) is (i) immediately due for payment; or (ii) payable on demand and such declaration is not withdrawn within 21 days after the giving of such declaration or a demand for payment is subsequently made.

6.3 The number of Conversion Shares to be issued on conversion of this Note pursuant to Conditions 5 or 6.1 shall be determined by the Company by dividing the Redemption Amount by the Volume Weighted Average Price, provided that, for the avoidance of doubt no Shares may be issued at less than their par value.

     On the Conversion Date or the Maturity Date, as the case may be:

     (a) first, the Company shall calculate the Redemption Amount that it is liable to pay to the Noteholder as at the Conversion Date or the Maturity Date, and

     (b) second, the Company shall, on behalf of the Noteholder and pursuant to an irrevocable direction given by the Noteholder to the Company (for valuable consideration, the receipt of which is hereby acknowledged by the Initial Noteholder and will, by its execution of the Transfer Form, be acknowledged by any subsequent Noteholder), apply the Redemption Amount in payment and discharge of the subscription moneys payable by the Noteholder to the Company for the Conversion Shares due to be issued.

     Following such application the Noteholder shall have no further rights in respect of the Redemption Amount or any other amount in respect of this Note (other than as provided for in Condition 8) and the Company shall have no further rights in respect of the subscription moneys for the Conversion Shares (other than as provided for in Condition 8).

6.4 No fraction of a Conversion Share shall be issued on conversion so that the number of Conversion Shares to be delivered will be the number of Shares determined in accordance with the provisions of Condition 6.3 above rounded down, if applicable, to the next lower whole number of Shares and no cash payment will be made in respect of any fraction of a Share which results from the operation of Condition 6.3.

     Conversion Shares issued upon conversion shall rank pari passu in all respects with all other existing Shares outstanding at the Conversion Date or the Maturity Date and the converting Noteholder shall be entitled to all dividends and other distributions the record date of which falls on a date on or after the Conversion Date or the Maturity Date.

6.5 If the record date for the payment of any dividend or other distribution in respect of the Conversion Shares is on or after the Conversion Date or the Maturity Date, but before the date on which the Conversion Shares are issued


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     pursuant to Condition 7.3 or 7.4, the Company will pay to the Noteholder an amount (the "Equivalent Amount") in Hong Kong dollars equal to any such dividend or other distribution to which it would have been entitled had it on that record date been such a shareholder of record and will make the payment not later than the Expiry Date, provided that the Equivalent Amount shall only be payable in respect of such Conversion Shares that are so allotted, issued and credited to the Noteholder in accordance with the these Conditions.

     The Equivalent Amount shall be paid by wire transfer to an account of the Noteholder notified in writing by the Noteholder to the Company no later than five Business Days after the Conversion Date or the Maturity Date in accordance with Condition 15 or (failing such notice) by means of a Hong Kong dollar cheque drawn on a branch of a bank in Hong Kong and sent to the address specified in the Conversion Notice.

6.6 Delivery by the Noteholder to the Company of the Conversion Notice shall constitute a representation and warranty by the Noteholder that all steps necessary to be taken by it under any relevant laws or rules of the Stock Exchange (or, as the case may be, the Alternative Stock Exchange) to acquire the Conversion Shares have been taken by it.

7    Procedure for Conversion

7.1 The Noteholder shall, not earlier than ten Business Days prior to the Conversion Date or the Maturity Date, as the case may be, execute and deposit at its own expense during normal business hours at the registered office of the Company the Conversion Notice together with the Certificate representing this Note. In the case of the execution of the Conversion Notice on behalf of a corporation by its officer(s), the Noteholder shall at the same time deposit evidence of the authority of the relevant person(s) to do so and in addition, such Noteholder shall deposit or deliver at its own expense at the registered office of the Company such other evidence as the Company may reasonably require as to due execution of such Conversion Notice by or on behalf of such Noteholder, in each case in form and substance reasonably satisfactory to the Company. Notice of any change in the registered office of the Company will be given promptly by the Company to the Noteholder in accordance with Condition 15.

     If the Conversion Notice is not duly completed or executed or is inaccurate, the Company may reject the same and notify the Noteholder forthwith of such rejection and any intended conversion shall not be treated as taking effect until a duly completed and executed and accurate Conversion Notice is deposited with the Company in accordance with this Condition 7.1. The Conversion Notice once deposited may not be withdrawn without the prior consent in writing of the Company.

7.2
     (a) The Noteholder must promptly upon demand pay to the Company all stamp, issue, registration or similar taxes and duties (if any) for which the Noteholder or the Company is liable in any jurisdiction (other than Hong Kong) consequent upon the conversion of this Note or


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          issue or delivery of the Conversion Shares or any other securities, property or cash to or to the order of such Noteholder. Except as aforesaid, the Company will pay the expenses arising on the issue of the Conversion Shares and all charges in connection therewith.

     (b) The date on which all the documents referred to in Condition 7.1 are deposited shall be the "Deposit Date" and such date shall be deemed to be the Conversion Date or the Maturity Date, as the case may be.

     (c) With effect from the Deposit Date, the Company will deem the Noteholder to have become the holder of record of the number of Conversion Shares to be issued upon such conversion pursuant to these Conditions.

7.3 The Conversion Shares shall be allotted and issued by the Company, credited as fully paid, to the Noteholder (or as it shall have directed (and for the avoidance of doubt, and subject to any provision contained in these Conditions, the Initial Noteholder may direct that the Conversion Shares be allotted and issued to one of its Subsidiaries)) within 21 days after the Deposit Date (the last date of such period being the "Delivery Date"), subject to Condition 7.4 below, and certificates representing the Conversion Shares to which the Noteholder shall become entitled, subject to any applicable limitations then imposed by law or regulation, in consequence of such conversion, shall be issued in board lots of 1,000 Shares and delivered to the Noteholder (at the risk and expense of the Noteholder) in accordance with the Noteholder's delivery instructions (or in the absence thereof sent by ordinary uninsured mail to the of the Noteholder specified in the Register).

7.4 In the event that (i) the Company is required, in compliance with the requirements of any law or the Stock Exchange (or the Alternative Stock Exchange), to obtain approval from its shareholders for the allotment and issue of the Conversion Shares or, (ii) it has not obtained the approval from the Stock Exchange (or the Alternative Stock Exchange) for the listing of and the permission to deal in the Conversion Shares on or before the Delivery Date, the Company shall:

     (a) on or before the Delivery Date, allot and issue such number of Listed Shares for which it has obtained at that time approval to allot and issue and for which it has obtained approval from the Stock Exchange or the Alternative Stock Exchange for the listing of and permission to deal in;

     (b) use all reasonable endeavours to obtain, as soon as practicable, such further authority or approvals as are required for the allotment and issue of and listing and permission to deal in the balance of the Conversion Shares to be issued pursuant to Condition 6; and

     (c) in the period from the Delivery Date to the date which is 90 days from the Deposit Date (the last day of such period shall be the "Expiry Date"), as soon as practicable allot and issue and procure the listing of and permission to deal in as many additional Listed Shares for which such further authority and approval have been obtained as


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          the Company is able, by the use of reasonable endeavours, to allot and issue within the period up to and including the Expiry Date.

     If the Company has not allotted and issued and procured the listing on the Stock Exchange (or the Alternative Stock Exchange) of all the Conversion Shares by the Expiry Date, then, it shall pay to the Noteholder on the Expiry Date an amount US dollars equal to the difference between the amount of the aggregate Volume Weighted Average Prices (converted into US dollars at the prevailing spot exchange rate) of the Conversion Shares so allotted and issued to the Noteholder and listed on the Stock Exchange (or the Alternative Stock Exchange) prior to the Expiry Date and the Redemption Amount payable to the Noteholder. For the avoidance of doubt, the obligation to make such payment under this paragraph shall arise without the Noteholder making a demand in respect of the same.

     In respect of any allotment and issue of Conversion Shares pursuant to Condition 7.4 hereof the provisions of Condition 7.3 shall apply mutatis mutandis to this Condition 7.4.

7.5 The Company shall only allot and issue Shares as Conversion Shares in respect of which it has obtained approval from the Stock Exchange (or the Alternative Stock Exchange) to list on the Stock Exchange (or the Alternative Stock Exchange) and such Conversion Shares shall only be issued on a Trading Day and shall not be issued on a Trading Day on which trading in Listed Shares is suspended (whether or not at the Company's request).

7.6 To the extent that such approval for listing as referred to herein is not obtained at the relevant time or if on the Conversion Date or Maturity Date, the Shares shall have ceased to be Listed Shares the provisions relating to conversion in Condition 6 and 7 shall not apply and the Note shall be redeemed in whole, but not in part only, on the Conversion Date and the Maturity Date, as the case may be, by payment by the Company to the Noteholder of the Redemption Amount. For the avoidance of doubt, the obligation to make such payment shall arise without the Noteholder making a demand in respect of the same.

8    ADJUSTMENT

8.1 In respect of any Subsequent Conversion Shares the following provisions shall apply:

     (a) If the Notional Value exceeds the Aggregate First Day Value, the Company shall pay to the Noteholder an amount equal to the difference between the Notional Value and the Aggregate First Day Value.

     (b) If the Aggregate First Day Value exceeds the Notional Value, the Noteholder shall pay to the Company an amount equal to the difference between the Aggregate First Day Value and the Notional Value.

     (c) Any amount payable pursuant to this Condition 8.1, as the case may be, shall be paid in US dollars within seven days from the Expiry


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          Date to the account notified by the payee to the payer of such amount. For the purpose of determining the amount of any payment in US dollars under this Condition 8 any amount in Hong Kong dollars shall be converted into US dollars at the prevailing spot exchange rate.

8.2 For the purpose of this Condition 8 the following words shall have the meanings ascribed for them below:

     "Subsequent Conversion Shares" means any Conversion Shares allotted and issued to the Noteholder after the Delivery Date

     "Notional Value" means an amount equal to the product of the number of Subsequent Conversion Shares allotted and issued after the Delivery Date and before the Expiry Date multiplied by the Volume Weighted Price of all Listed Shares traded on the Stock Exchange (or Alternative Stock Exchange) on the Delivery Date or if that day is not a Trading Day, the preceding Trading Day.

     "First Trading Day Value" for any Trading Day on which Subsequent Conversion Shares are allotted and issued (the "Relevant Trading Day"), is an amount equal to the product of the number of Subsequent Conversion Shares allotted and issued on that Relevant Trading Day multiplied by the Volume Weighted Price of all Listed Shares traded on the Stock Exchange (or Alternative Stock Exchange) on that Relevant Trading Day.

     "Aggregate First Day Value" shall be the aggregate of the First Day Trading Values for all of the Relevant Trading Days.

     "Volume Weighted Price" means, in respect of a Listed Share, the volume weighted average of the price of all transactions concluded by automatic order matching under the Automatic Order Matching and Execution System of the Stock Exchange (or the equivalent system of the Alternative Stock Exchange, as the case may be) for Listed Shares for the relevant Trading Day on which the calculations referred to this Condition 8 are to be made being transactions reported by and the details of which are available from the Stock Exchange (or the Alternative Stock Exchange); provided that if at any time during the said Trading Days the Listed Shares have been quoted ex-dividend and during some other part of that period, the Listed Shares shall have been quoted cum-dividend then:

     (a) if the Listed Shares to be issued or purchased do not rank for the dividend in question, the quotations on the dates on which the Listed Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Listed Share; and

     (b) if the Listed Shares to be issued or purchased rank for the dividend in question, the quotations on the dates on which the Listed Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the amount for that dividend per Listed Share, and provided that if the Listed Shares on the said Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or


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     announced but the Listed Shares to be issued or purchased do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Listed Share;

     The Company shall determine the Weighted Average Price in its sole discretion acting in good faith and in a reasonable manner, and in the event that the Noteholder disputes such determination the Company and the Noteholder shall jointly appoint an independent investment bank with its headquarters located in London, acting as expert to determine the Weighted Average Price and a certificate or report of such bank shall in the absence of manifest, error be conclusive and binding on the Company and the Noteholder.

9    EARLY REDEMPTION

     Except to the extent (if any) that this Note has been previously redeemed or converted or purchased and in each case cancelled as herein provided, the Company may at its option at any time after the Issue Date by giving notice in writing (substantially in the form of Schedule 3 attached hereto) to the Noteholder in accordance with Condition 15 (which notice shall specify the proposed date of redemption (which shall not be less than six Business Days and not more than thirty days after the date which it is given) and shall be irrevocable) redeem the whole, but not part only, of this Note on the date specified in such notice at its Redemption Amount. Upon the expiry of any such notice, the Company shall redeem this Note.

10   Protection of the Noteholder

     So long as this Note is outstanding, unless the Noteholder gives its (or their) written approval otherwise:-

     (a) the Company will use all reasonable endeavours to (i) maintain a listing for all the issued Shares on the Stock Exchange or the Alternative Stock Exchange (as the case may be) and (ii) as soon as practicable after the Issue Date obtain and maintain a listing on the Stock Exchange or the Alternative Stock Exchange (as the case may be) for the Conversion Shares to be issued on the Conversion Date or the Maturity Date;

     (b) the Company shall provide the Noteholder with a copy of its annual reports, annual financial statements and interim reports sent by the Company to its Shareholders within 14 Business Days after the Company sends the same to its Shareholders;

     (c) in addition to the information referred to in Condition 10(B), the Company shall provide any Telstra Group Noteholder only and only for the period during which it remains the Noteholder, within ten Business Days upon such Telstra Group Noteholder's written request, but in any event no more than twice in any period of twelve months, with a certificate confirming that it and its Principal Subsidiaries are in substantial compliance with the material terms of the financial


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          covenants (if any) in their significant financing arrangements and that the breach (if any) of such terms would not, in the reasonable opinion of the Company, lead to there being a default in the payment obligations of the Company or of its Principal Subsidiaries under such relevant financing arrangements;

     (d) the Company shall ensure that all Conversion Shares issued will be duly and validly issued, fully paid up (or credited as fully paid up) and registered in the name of the Noteholder or otherwise in accordance with these Conditions;

     (e) subject to Conditions 4.1(B) and 7.2, the Company shall pay all fees, capital and stamp duties payable in Hong Kong, if any, in respect of the issue of Conversion Shares upon conversion of the Redemption Amount of this Note;

     (f) in the case of any consolidation, amalgamation or merger of the Company with any other corporation (other than a consolidation, amalgamation or merger in which the Company is the continuing corporation), or in the case of any sale or transfer of all, or substantially all, of the assets of the Company, the Company will forthwith notify the Noteholder of such event in accordance with Condition 15 and (so far as legally possible) cause the corporation resulting from such consolidation, amalgamation or merger or the corporation which shall have acquired such assets, as the case maybe, to execute a deed to ensure that the Noteholder shall have the right as provided for in Condition 6 (during the period in which this Note shall be convertible) to convert this Note into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon conversion of this Note immediately prior to such consolidation, amalgamation, merger, sale or transfer. The above provisions of this Condition 10(F) shall apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

11   Event of default

     On the occurrence of the following event of default ("Event of Default"), the Company shall promptly after (and in any case within seven days of) such event occurring give written notice to the Noteholder in accordance with Condition 15. Within fourteen days of receipt of such notice by the Noteholder or within fourteen days of the Noteholder becoming aware of the occurrence of the Event of Default, the Noteholder may give notice to the Company in accordance with Condition 15 specifying this Note is immediately due and repayable, whereupon it shall become immediately due and repayable at the Redemption Amount.

     An Event of Default shall occur where a resolution is passed or an order of a court of competent jurisdiction is made that the Company be wound up or dissolved otherwise than (i) for the purposes of or pursuant to and followed


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     by a consolidation or amalgamation with or merger into the Company or any of its Subsidiaries or reconstruction or reorganisation of the Company, or
     (ii) for the purposes of or pursuant to and followed by a consolidation, amalgamation, merger, reconstruction or reorganisation (other than as described in (i) above) the terms of which shall have previously been approved in writing by the Noteholder, which approval shall not be unreasonably withheld or delayed.

12   PRESCRIPTION

     Claims in respect of principal and interest will become void unless made within ten years in the case of principal and five years in the case of interest from the relevant date in respect thereof.

     For the purposes thereof, "relevant date" means (i) the date on which such payment first becomes due or (ii) if the full amount payable has not been received by the Noteholder on or prior to such due date, the date on which the full amount having been so received.

13   Voting

     The Noteholder shall not be entitled to any pre-emptive or other rights to subscribe for or purchase (whether on market terms or otherwise) any subsequent issues by the Company of shares, securities or other equities other than in accordance with these Conditions, nor shall the Noteholder be entitled to receive notices of attend or vote at, any meetings of the Company by reason only of being a Noteholder.

14   Replacement Note

     If the Certificate representing this Note is lost, mutilated, defaced, destroyed or stolen, the relevant Noteholder shall forthwith notify the Company and a replacement Certificate shall be issued if the Noteholder provides the Company with: (i) a declaration by the Noteholder or its officer that the Certificate had been lost, mutilated, defaced, destroyed or stolen (as the case may be) or other evidence that the Certificate had been lost, mutilated, defaced, destroyed or stolen (as the case may be),
     (ii) the Certificate if it has been mutilated or defaced and (iii) an appropriate indemnity in such form and content as the Company may reasonably require. Any Certificate for this Note replaced in accordance with this Condition shall forthwith be cancelled, including, in the case of a Certificate replaced as being lost, stolen or destroyed, promptly upon the recovery of the same. All reasonable administrative costs and expenses associated with the preparation, issue and delivery of a replacement Certificate shall be borne by the relevant Noteholder.

15   Notice

     Any notice (which shall in this Condition 15 include any demand and any other notice or communication but not, in relation to the Telstra Group Noteholder, any process referred to in Condition 18) required to be given


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     under these Conditions shall be deemed duly served if delivered in person to or sent by registered or recorded delivery post or facsimile to the following addresses or facsimile numbers:

     (a)  Telstra Group Noteholder:

          242 Exhibition Street
          Melbourne
          Victoria
          Australia

          Fax:   (61 3) 9639 1940
          Attn:  Corporate Treasurer

     (b)  Noteholder (other than the Telstra Group Noteholder):

          as specified in the relevant Transfer Form

     (c)  the Company:

          39th Floor
          PCCW Tower
          TaiKoo Place
          979 King's Road
          Quarry Bay
          Hong Kong

          Fax:   (852) 2962 5725
          Attn:  The Company Secretary

     or such other addresses or facsimile numbers as may have been last notified in writing by or on behalf of the Company to the Noteholder or vice versa. Any such notice shall be deemed to be served at the time when the same is delivered in person to the address of the party to be served or, if served by post, on the fifth day (not being a Sunday or public holiday) next following the day of posting or, if served by facsimile, upon transmission and report confirming successful transmission.

16   Amendment

     The terms and conditions of this Note may not be varied, supplemented or amended except by agreement in writing between the Company and the Noteholder.

17   THIRD PARTY RIGHTS

     A person who is not a party to this Note has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term or condition of this Note.


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18   GOVERNING LAW AND JURISDICTION

18.1 This Note shall be governed by, and construed in accordance with, the laws of England.

18.2 In relation to any Proceedings, the Noteholder and the Company irrevocably submit to the non-exclusive jurisdiction of the courts of England and waive any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum. The taking of Proceedings in one or more jurisdictions shall not preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

18.3
     (a) The Telstra Group Noteholder irrevocably appoint Telstra Corporation Limited of 44 Paul Street, London EC2A 4LB as their process agent to receive on their behalf service of process of any Proceedings in England.

     (b) The Company irrevocably appoints Simmlaw Services Limited of CityPoint, One Ropemaker Street, London EC2Y 9SS as its process agent to receive on its behalf service of process of any Proceedings in England.

     (c) If for any reason the relevant process agent ceases to be able to act as process agent or no longer has an address in England, the Company and the Telstra Group Noteholder irrevocably agree to appoint a substitute process agent with an address in England acceptable to the other party and to deliver to the other party(ies) a copy of the substitute process agent's acceptance of that appointment within thirty days. In the event that the Company or any Telstra Group Noteholder fails to appoint a substitute process agent, it shall be effective service for the Company or the Telstra Group Noteholder to serve the process upon the last known address in England of the last known process agent for the relevant party notified to the other parties notwithstanding that such process agent is no longer found at such address or has ceased to act provided that a copy of the proceedings is also sent to the relevant party's current registered office or principal place of business wherever situated. Nothing in this Note shall affect the right to serve process in any other manner permitted by law.


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


                                   SCHEDULE 1

                               CONVERSION NOTICE

Date: [o]

The undersigned hereby confirms that the ordinary shares of HK$0.25 each of PCCW LIMITED (the "Company") in respect of the Redemption Amount of this Note shall be delivered in accordance with the Conditions and the terms below:


Outstanding Redemption Amount of this Note: US$________________________________

Name in which Conversion Shares are to be registered (if not the Noteholder):
_____

Address of registered shareholder: ____________________________________________

Signature of Noteholder: ______________________________________________________

Name of Noteholder: ___________________________________________________________

Address of Noteholder: ________________________________________________________

Delivery Instructions: Name: __________________________________________________

                       Address: _______________________________________________

                       Other: _________________________________________________



For and on behalf of
[Noteholder]



________________________________
Name:
Title:


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                                   SCHEDULE 2

                                 TRANSFER FORM

Date: [o]

FOR VALUE RECEIVED the undersigned hereby transfers to

_______________________________________________________________________________

_____________________________________________________________(the "Transferee")



(PLEASE PRINT OR TYPE NAME AND ADDRESS OF TRANSFEREE)

the entire of the outstanding Redemption Amount of this Note in respect of which this Certificate is issued and all rights in respect thereof and irrevocably requests the Company to transfer the aforesaid Redemption Amount of the Note on the Company's books maintained in respect thereof.

By execution of this Transfer Form, the Transferee hereby agrees that, for so long as it remains a Noteholder, it is bound by the undertakings, acknowledgement, representations, warranties and confirmations expressed in the Conditions as being given by a Noteholder and, if the Transferee is a member of the Telstra Group at the date hereof, by a Telstra Group Noteholder.

The Transferee's contract details for the purpose of Condition 15 are:

[Address]

[Fax]

[Attn]

All payments in respect of the Redemption Amount of this Note transferred are to be made (unless otherwise instructed by the Transferee) to the following account:

Name of bank:



US$ account number:



For the account of :-



Dated: ________________________



Name: ________________________


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For and on behalf of
[Transferor]



________________________________
Name:
Title:



Confirmed by :-

For and on behalf of
[Transferee]



________________________________
Name:
Title:



Date: ________________________



This Transfer Form shall have no effect if the result of such purported transfer is that at any time the Note shall be or may be considered by the Company of being capable of becoming quoted, listed, dealt in or traded on any stock exchange, over-the-counter market or other centrally organised or regulated securities market.

[5 Consent to transfer by:-



________________________________
For and on behalf of
PCCW LIMITED]



Notes:

1. A representative of the Noteholder should state the capacity in which he signs (e.g. director).

2. The signature of the person effecting a transfer shall conform to the list of duly authorised specimen signatories supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Company may require.


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3.   In the case of joint holders, all joint holders must sign this transfer form.

4. The name of the transferor in this transfer notice must correspond to the name as it appears on the face of the attached Certificate.

5. To be included in all Transfer Forms other than between Telstra Group Noteholders.


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                                   SCHEDULE 3

                           COMPANY REDEMPTION NOTICE

[Noteholder(s)]

[Address]

Attention: [o]



                                                                         [Date]


Dear Sirs

We, PCCW LIMITED (the "Company"), refer to Condition 8 of the US$54,377,474.94 5% Mandatory Convertible Note due 2005 (the "Note") and hereby elect to redeem the entire outstanding Redemption Amount (as defined in the Conditions of the
Note) of the Note on [            ]1 in accordance with Condition 8 of the Note.

For and on behalf of
PCCW Limited



_______________________________
Name:
Title:



1. To be at least 6 Business Days and not more than 30 days after the date on which this notice is given.


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                                   SCHEDULE 4

                            CONVERSION EVENT NOTICE

                                  PCCW LIMITED

            US$54,377,474.94 5% MANDATORY CONVERTIBLE NOTE DUE 2005
                                  (the "Note")

Date [o]

The undersigned gives notice to PCCW LIMITED (the "Company") pursuant to Condition 6.1 of the terms and conditions of the Note that a Conversion Event as defined in Condition 6.2 has occurred details of which are set out below.

[Conversion Event Details].






_______________________________
For and on behalf of
[Noteholder]


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PCCW Mandatory Convertible Note First
Supplemental Deed
Signing page



SIGNED SEALED AND                  )
DELIVERED by TELSTRA               )
CORPORATION LIMITED by its         )
attorneys, each under power of     )  ..........................................
attorney dated 4 June 1998,        )  Signature
each in the presence of:           )  By executing this deed the attorney
                                   )  states that the attorney has
                                   )  received no notice of
                                   )  revocation of the power of
                                   )  attorney
................................... )
Signature of witness               )  ..........................................
                                   )  Name (block letters)
................................... )
Name of witness (block letters)    )
                                   )
                                   )
                                      ..........................................
                                      Signature
                                      By executing this deed the attorney
                                      states that the attorney has received
                                      no notice of revocation of the power of
                                      attorney

                                      ..........................................
                                      Name (block letters)



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THE COMMON SEAL of PCCW LIMITED is duly affixed by authority of its directors in the presence of:


.............................................
Signature of authorised person

.............................................
Office held

.............................................
Name of authorised person (block letters)
)
)
)
)
)
)
)
)
)
)
)
)
)
)
)






.............................................
Signature of authorised person

.............................................
Office held

.............................................
Name of authorised person (block letters)


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THE COMMON SEAL of PACIFIC CENTURY CABLE HOLDINGS LIMITED is duly affixed by authority of its directors in the presence of:


.............................................
Signature of authorised person

.............................................
Office held

.............................................
Name of authorised person (block letters)
)
)
)
)
)
)
)
)
)
)
)
)
)
)
)
)







.............................................
Signature of authorised person

.............................................
Office held

.............................................
Name of authorised person (block letters)


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


MALLESONS STEPHEN JAQUES






         PCCW Mandatory
         Convertible Note First
         Supplemental Deed


         Dated      15 April 2003


         Telstra Corporation Limited (ABN 33 051 775 556) ("Telstra") PCCW Limited ("PCCW")
         Pacific Century Cable Holdings Limited ("PCCH")





         Mallesons Stephen Jaques
         Level 28
         Rialto
         525 Collins Street
         Melbourne   Vic   3000
         Australia
         T +61 3 9643 4000
         F +61 3 9643 5999
         DX 101 Melbourne
         www.mallesons.com
         NPC/CET

PCCW Mandatory Convertible Note First
Supplemental Deed
Contents



Details                                                                      1

General terms                                                                3
------------------------------------------------------------------------------
1        Consideration, effect and termination                               3

1.1      Consideration                                                       3
1.2      Effect                                                              3
1.3      Termination                                                         3
------------------------------------------------------------------------------
2        Partial redemption of the Note                                      3

2.1      Partial redemption of the Note                                      3
2.2      Payment direction                                                   3
------------------------------------------------------------------------------
3        Amendment and restatement of the Note                               3

3.1      Amended and restated Note                                           3
3.2      PCCW to issue new certificate                                       4
3.3      References in documents etc.                                        4
3.4      Letter Agreements superseded                                        4
3.5      Conversion Event Notice                                             4
------------------------------------------------------------------------------
4        Representations and warranties                                      4

4.1      PCCW warranties                                                     4
4.2      Telstra warranty                                                    5
------------------------------------------------------------------------------
5        Confidentiality                                                     5

5.1      Announcements or releases                                           5
5.2      No disclosure of terms of this deed                                 5
------------------------------------------------------------------------------
6        Notices                                                             6

6.1      Form                                                                6
6.2      Delivery                                                            6
6.3      When effective                                                      6
6.4      Receipt - post                                                      6
6.5      Receipt - fax                                                       6
6.6      Receipt - general                                                   6
------------------------------------------------------------------------------
7        Assignment                                                          7
------------------------------------------------------------------------------
8        Entire agreement                                                    7
------------------------------------------------------------------------------
9        No representations or warranties                                    7
------------------------------------------------------------------------------
10       General                                                             7

10.1     Discretion in exercising rights                                     7
10.2     Partial exercising of rights                                        7
10.3     No liability for loss                                               7


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10.4     Approvals and consents                                              7
10.5     Conflict of interest                                                7
10.6     Remedies cumulative                                                 7
10.7     Rights and obligations are unaffected                               8
10.8     Variation and waiver                                                8
10.9     Further steps                                                       8
10.10    Prompt performance                                                  8
10.11    Time of the essence                                                 8
10.12    Certificates                                                        8
10.13    Construction                                                        8
10.14    Costs                                                               8
10.15    Inconsistent law                                                    8
10.16    Supervening legislation                                             9
10.17    Counterparts                                                        9
------------------------------------------------------------------------------
11       Governing law                                                       9

11.1     Governing law                                                       9
11.2     Jurisdiction                                                        9
11.3     Serving documents                                                   9
11.4     Appointment of Process Agent                                        9
------------------------------------------------------------------------------
12       Interpretation                                                     10

12.1     Note definitions                                                   10
12.2     Definitions                                                        10
12.3     References to certain general terms                                11
12.4     Headings                                                           12

Schedule - Amended and restated Note (clause 3.1)                           13

Signing page                                                                43


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